                                                                   EXHIBIT 99.a4

                               AMENDMENT NO. 3 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AMERICAN CENTURY INVESTMENT TRUST

     THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED  AGREEMENT AND  DECLARATION OF
TRUST is made as of the 30th day of June, 2005.

     WHEREAS,  the Board of Trustees have executed an amendment and  restatement to the Agreement and Declaration of Trust dated March 26, 2004, amended June 14,
2004 and May 1, 2005;

     WHEREAS,  the Trustees have  determined that it is in the best interests of the Trust to  create a new class to the  Diversified  Bond Fund  Series  and the
High-Yield Fund Series, known as the R Class; and

     WHEREAS,  pursuant to Article VIII,  Section 8 of the Declaration of Trust,
the Trustees wish to amend the  Declaration  of Trust to reflect the addition of the New Series.

     NOW, THEREFORE, the Declaration of Trust is hereby amended, by deleting the text of Schedule A thereof in its  entirety  and  inserting  in lieu thereof the attached Schedule A.

     IN WITNESS  WHEREOF,  the Trustees do hereto set their hands as of the date written above.

/s/ Kenneth E. Scott                      /s/ Ronald J. Gilson
-------------------------------------     -------------------------------------
Kenneth E. Scott                          Ronald J. Gilson

/s/ Kathryn A. Hall                       /s/ William M. Lyons
-------------------------------------     -------------------------------------
Kathryn A. Hall                           William M. Lyons

/s/ John B. Shoven                        /s/ Jeanne D. Wohlers
-------------------------------------     -------------------------------------
John B. Shoven                            Jeanne D. Wohlers

/s/ Antonio Canova                        /s/ John Freidenrich
-------------------------------------     -------------------------------------
Antonio Canova                            John Freidenrich

/s/ Myron S. Scholes
-------------------------------------
Myron S. Scholes

                                   Schedule A

                        AMERICAN CENTURY INVESTMENT TRUST

Pursuant to Article III,  Section 6, the Trustees hereby establish and designate the following  Series as Series of the Trust (and the Classes  thereof) with the relative rights and preferences as described in Section 6:

SERIES                                       CLASS        DATE OF ESTABLISHMENT
------                                       -----        ---------------------

Prime Money Market Fund                   Investor Class        06/13/1993
                                          Advisor Class         06/01/1998
                                          A Class               05/08/2002
                                          B Class               05/08/2002
                                          C Class               05/01/2001
                                          C Class II            05/08/2002

Diversified Bond Fund                     Investor              08/01/2001
                                          Advisor               08/01/2001
                                          Institutional         08/01/2001
                                          A Class               05/08/2002
                                          B Class               05/08/2002
                                          C Class               05/08/2002
                                          C Class II            05/08/2002
                                          R Class               06/30/2005

Premium Money Market Fund                 Investor               08/01/2001

High-Yield Fund                           Investor              05/08/2002
                                          Advisor               05/08/2002
                                          Institutional         06/14/2004
                                          A Class               05/08/2002
                                          B Class               05/08/2002
                                          C Class               05/08/2002
                                          C Class II            05/08/2002
                                          R Class               06/30/2005

Inflation Protection Bond Fund            Investor              05/01/2005
                                          Institutional         05/01/2005
                                          A Class               05/01/2005
                                          B Class               05/01/2005
                                          C Class               05/01/2005
                                          R Class               05/01/2005

This  Schedule  A shall  supersede  any  previously  adopted  Schedule  A to the
Declaration of Trust.